EXHIBIT 2.2

              CORRECTED CERTIFICATE OF OWNERSHIP AND MERGER

                                   of

                         BARRY'S JEWELERS, INC.

                              with and into

                         SAMUELS JEWELERS, INC.

       (Under Section 253 of the Delaware General Corporation Law and Section 1110 of the California General Corporation Law)

            THE UNDERSIGNED, Barry's Jewelers, Inc. and Samuels Jewelers, Inc. filed the Certificate of Ownership and Merger of Barry's Jewelers, Inc. with and into Samuels Jewelers, Inc. on September 28, 1998 (the "Merger Certificate"). The Merger Certificate contained date errors with respect to the effective date of the merger and the date on which Barry's Jewelers, Inc. emerged from bankruptcy proceedings and other minor errors. The undersigned hereby certify as follows:

            FIRST: The date of this Corrected Certificate of Ownership and Merger is October 2, 1998.

            SECOND: The Certificate of Ownership and Merger of Barry's Jewelers, Inc. with and into Samuels Jewelers, Inc. as filed on September 28, 1998 is hereby corrected to read in its entirety as follows:










HOFS04...:\01\21901\0001\2166\AGR4228S.20C

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                             BARRY'S JEWELERS, INC.

                                  with and into

                             SAMUELS JEWELERS, INC.

           (Under Section 253 of the Delaware General Corporation Law and Section 1110 of the California General Corporation Law)

            THE UNDERSIGNED, Barry's Jewelers, Inc. ("Non-Survivor") and Samuels Jewelers, Inc. ("Survivor"), in connection with the merger of Non-Survivor with and into Survivor (the "Merger"), hereby certify as follows:

            FIRST: The name and the state of incorporation of each of the constituent corporations are:

             Name                               State of Incorporation
             ----                               ----------------------

      Barry's Jewelers, Inc.                          California

      Samuels Jewelers, Inc.                          Delaware

            SECOND: The Non-Survivor is the parent of the Survivor, and the Non-Survivor owns 100% of the outstanding capital stock of the Survivor.

            THIRD: Resolutions of merger relating to the Merger (the "Merger Resolutions") have been approved and adopted by each of the constituent corporations in accordance with Section 253 of the Delaware General Corporation Law and Section 1110 of the California General Corporation Law.

            FOURTH: The name of the surviving corporation is Samuels Jewelers, Inc.




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
            FIFTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Survivor as filed with the Secretary of State of the State of Delaware on August 20, 1998.

            Except as hereinabove provided, the Certificate of Incorporation of the surviving corporation shall remain in full force and effect.

            SIXTH: The Merger Resolutions approved and adopted at an omnibus meeting of the Boards of Directors of the Survivor and the Non-Survivor on August 26, 1998 are on file at the principal place of business of the surviving corporation at 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

            SEVENTH: A copy of the Merger Resolutions will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

            EIGHTH: The Merger Resolutions of the Non-Survivor and Survivor as approved by the Boards of Directors of the Non-Survivor and Survivor on August 26, 1998 are attached hereto as Exhibit A.

            NINTH: The Non-Survivor will emerge from Chapter 11 bankruptcy proceedings on October 2, 1998, immediately prior to the effective time of the Merger. Under the Non-Survivor's plan of reorganization as confirmed by order of the United States Bankruptcy Court, Central District of California (Los Angeles Division) dated September 16, 1998 (as modified and confirmed, the "Plan"), at the effective time of the Plan the stockholders of the Non-Survivor shall cease being stockholders of the Non-Survivor. At the effective time of the Merger, the Non-Survivor will have no stockholders. After the effective time of the Merger, the Survivor shall issue shares of its common stock, par value $.001 per share, to certain claimholders in the bankruptcy proceedings as required by the Plan.

            TENTH: To become effective at 12:00 p.m. (Delaware time) on October 2, 1998.




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
                                                                 EXHIBIT A

                      RESOLUTIONS OF BARRY'S JEWELERS, INC.

                        ADOPTED BY THE BOARD OF DIRECTORS

                      AT A MEETING HELD ON AUGUST 26, 1998

                                      * * *

            WHEREAS, in accordance with the Plan, it has been proposed that Barry's merge with and into Samuels Jewelers, Inc. ("Samuels");

            WHEREAS, pursuant to Section 253 of the Delaware General Corporation Law and Section 1110 of the California Business Corporation Act, Barry's as owner of all the issued and outstanding shares of stock of Samuels, may merge itself with and into Samuels; and

            WHEREAS, the Board of Directors of Barry's deems it to be in the best interest of Barry's to merge with and into Samuels;

            NOW, THEREFORE, BE IT RESOLVED that Barry's be merged (the "Merger") with and into Samuels pursuant to Section 253 of the Delaware General Corporation Law and Section 1110 of the California Business Corporation Act, and that Samuels be the surviving corporation in the Merger, in accordance with the provisions of the Delaware General Corporation Law and the California Business Corporation Act;

            RESOLVED FURTHER, that the Proper Officers of Barry's be, and any one of such officers acting singly hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger (the "Certificate of Merger") in substantially the form as attached hereto, with such changes and additions as any Proper Officer deems necessary or advisable, on behalf of Barry's with respect to the Merger under the Delaware General Corporation Law;




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
            RESOLVED FURTHER, that the Proper Officers of Barry's be, and any one of such officers acting singly hereby is, authorized and directed to cause the Certificate of Merger to be filed with the Secretary of State of the States of Delaware and California;

            RESOLVED FURTHER, that the Proper Officers of Barry's be, and any one of such officers acting singly hereby is, authorized and directed to do all acts and things whatsoever, whether within or without the States of Delaware and California, which such officer may deem necessary or proper to effect the Merger;

            RESOLVED FURTHER, that the Secretary and any Assistant Secretary of Barry's be, and each of such officers acting singly hereby is, authorized and directed to attest to the Certificate of Merger and any other documents as such officer may deem necessary, advisable or desirable and in the best interests of Barry's in connection with the foregoing resolutions;

            RESOLVED FURTHER, that at any time prior to the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and California, the Merger may be amended or terminated by resolution of the Board of Directors of Barry's; and

            RESOLVED FURTHER, that the Merger shall become effective upon the date of the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and California, at such time on such date as shall be specified therein.

                                 *  *  *





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
                      RESOLUTIONS OF SAMUELS JEWELERS, INC.

                        ADOPTED BY THE BOARD OF DIRECTORS

                      AT A MEETING HELD ON AUGUST 26, 1998

                                      * * *

            WHEREAS, in accordance with the Plan, it has been proposed that Barry's merge with and into Samuels;

            WHEREAS, pursuant to Section 253 of the Delaware General Corporation Law and Section 1110 of the California Business Corporation Act, Barry's as owner of all the issued and outstanding shares of stock of Samuels, may merge itself with and into Samuels; and

            WHEREAS, the Board of Directors of Samuels deems it to be in the best interest of Samuels to merge with Barry's;

            NOW, THEREFORE, BE IT RESOLVED that Barry's be merged (the "Merger") with and into Samuels pursuant to Section 253 of the Delaware General Corporation Law and Section 1110 of the California Business Corporation Act, and that Samuels be the surviving corporation in the Merger, in accordance with the provisions of the Delaware General Corporation Law and the California Business Corporation Act;

            RESOLVED FURTHER, that the Proper Officers of Samuels be, and any one of such officers acting singly hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger (the "Certificate of Merger") in substantially the form as attached hereto, with such changes and additions as any Proper Officer deems necessary or advisable, on behalf of Samuels with respect to the Merger under the Delaware General Corporation Law;




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
            RESOLVED FURTHER, that the Proper Officers of Samuels be, and any one of such officers acting singly hereby is, authorized and directed to cause the Certificate of Merger to be filed with the Secretary of State of the States of Delaware and California;

            RESOLVED FURTHER, that the Proper Officers of the Samuels be, and any one of such officers acting singly hereby is, authorized and directed to do all acts and things whatsoever, whether within or without the States of Delaware and California, which such officer may deem necessary or proper to effect the Merger;

            RESOLVED FURTHER, that the Secretary and any Assistant Secretary of Samuels be, and each of such officers acting singly hereby is, authorized and directed to attest to the Certificate of Merger and any other documents as such officer may deem necessary, advisable or desirable and in the best interests of Samuels in connection with the foregoing resolutions;

            RESOLVED FURTHER, that at any time prior to the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and California, the Merger may be amended or terminated by resolution of the Board of Directors of Samuels;

            RESOLVED FURTHER, that the Merger shall become effective upon the date of the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and California, at such time on such date as shall be specified therein.

                                 *  *  *



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
            IN WITNESS WHEREOF, the undersigned corporations have duly executed this Corrected Certificate of Ownership and Merger as of the date first above written.


                                        SAMUELS JEWELERS, INC.

                                        By: /s/ E. Peter Healey
                                           ------------------------------------
                                        Name: E. Peter Healey
                                        Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Secretary



                                        BARRY'S JEWELERS, INC.

                                        By: /s/ E. Peter Healey
                                           ------------------------------------
                                        Name: E. Peter Healey
                                        Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Secretary









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